EXHIBIT 99.1

FOR IMMEDIATE RELEASE

July 3, 2007

Contact:

Philip J. Pantano

716-278-2598

SENECA BUFFALO CREEK CASINO OPENS FOR BUSINESS

National Indian Gaming Commission signs ordinance

BUFFALO, NEW YORK – Delivering on its promise to develop a Class III gaming facility in the City of Buffalo, the Seneca Gaming Corporation today opened the temporary Seneca Buffalo Creek Casino to the public. The first patrons were welcomed shortly after 10 am.

“We are extremely pleased that we have been able to get all three of our facilities in operation well ahead of the Seneca Nation’s compact deadline,” said Brian Hansberry, President and CEO, Seneca Gaming Corporation. “This is the first step toward the development of the permanent Seneca Buffalo Creek Casino project that so many people throughout the region are looking forward to.”

Under its compact agreement with New York State, the Seneca Nation committed to having three Class III casinos in operation by December 9, 2007. Seneca Niagara Casino & Hotel opened in 2002, and Seneca Allegany Casino & Hotel in 2004.

The $6 million temporary Seneca Buffalo Creek Casino is located on the Seneca Nation’s sovereign Buffalo Creek Territory at the corner of Michigan Ave. and Perry St. in the Inner Harbor area of downtown Buffalo.

- more -

SGC/BUFFALO CREEK

2-2-2-2

The facility will operate 7 days a week from 10 am – 2 am.

The path to the casino’s opening was cleared when the Seneca Nation received approval of its gaming ordinance from the National Indian Gaming Commission. A portion of the facility’s 124 slot machines were operational at the time the doors opened, and crews were busy wiring the remaining machines and are expected to complete the work later today.

Plans for the permanent Seneca Buffalo Creek Casino call for a 220,000 square-foot, full-service casino with capacity for approximately 2,000 slot machines and 50 table games. The project will also turn close to one-third of the Seneca Nation’s site - including the land where the temporary casino sits - into green space with a creek running through it. Construction of the permanent casino will take approximately 24 months from the time ground is broken for the project.

When fully developed, Seneca Buffalo Creek Casino is expected to employ 1,000 people with an annual payroll of approximately $38 million.

Currently one of Western New York’s largest private sector employers, Seneca Gaming Corporation has a combined 4,236 employees at Seneca Niagara Casino & Hotel in Niagara Falls and Seneca Allegany Casino & Hotel in Salamanca. Last year, casino employees earned more than $99 million in payroll.

The company has also been a strong supporter of local business, spending more than $90 million with Western New York companies during its last fiscal year. That trend is expected to continue with Seneca Buffalo Creek Casino.

“We have developed an amazing record of investment and economic support for the local economy through our operations in Niagara Falls and Salamanca,” Barry E. Snyder, Sr., Chairman, Seneca Gaming Corporation, said. “The opening of the temporary casino at Buffalo Creek is a step at bringing our record of success to the City of Buffalo.”

Forward-Looking Statements

This press release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “expect”, “will”, and words of similar meaning, with references to SGC and its management and operations, indicate forward-looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements contained in this press release, including, but not limited to, our ability to complete our permanent Seneca Buffalo Creek casino expansion project within the referenced time frame, or at all, or at the size and scope described in the press release, and our ability to employ any particular number of people.  Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release.